EXHIBIT 5.1


[CAROLYN VOGT OPINION]

October 1, 1997

North American Mortgage Company
3883 Airway Drive
Santa Rosa, CA  05403

Ladies and Gentlemen:

I have acted as counsel to North American Mortgage Company, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company on additional 100,000 shares of the Company's common stock, par value $.01 per share (the "Shares").

I have examined the corporate proceedings of the Company in connection with the Registration Statement and the transactions contemplated thereby, as well as the Registration Statement and the exhibits thereto. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, evidence of corporate action and other instruments and have made such other investigations of law and fact as I have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations, I have assumed the genuineness of all signatures, the authority to sign, and the authenticity of all documents submitted to me as originals. I have also assumed the conformity with the originals of all documents submitted to me as copies.

            Based upon and subject to the foregoing, and to the qualifications hereinafter specified, I am of the opinion, assuming effectiveness of the Registration Statement under the Securities Act of 1933, as amended, that:

            The issuance of Shares has been duly authorized and, when issued and sold as contemplated by the Registration
            Statement, such Shares will be legally issued, fully paid and non-assessable.

            The opinion set forth herein relates solely to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                            /s/ Carolyn Owens Vogt

                                           Carolyn Owens Vogt
                                           Senior Vice President
                                           General Counsel and Secretary